Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Tysons Corner, Virginia

April 11, 2017

CARDINAL ANNOUNCES Q1 2017 EARNINGS

Cardinal Financial Corporation (NASDAQ: CFNL) (the “Company”) today reported earnings of $12.4 million for the three month period ended March 31, 2017.  This compares to $13.1 million for the three month period ended March 31, 2016.  Diluted earnings per share were $0.36 and $0.39 for these same time periods respectively.

Other Selected Highlights

•                  Total assets of the Company were $4.3 billion, increasing 5.5% from March 31, 2016.

•                  Loans held for investment were $3.3 billion, increasing 6.9% from a year ago and 4.2% annualized from December 31, 2016.

•                  Loans held for sale were $296 million versus $365 million a year ago.

•                  Total deposits increased 8.8%, to $3.4 billion from $3.1 billion at March 31, 2017 and 2016, respectively.

•                  Non-interest bearing demand deposit accounts increased 10.8% over the past year, to $762 million.

•                  The Company’s net interest margin was 3.30% for the quarter ended March 31, 2017.

•                  The Company had nonperforming loans of 0.14% of total assets.

•                  During the quarter, George Mason Mortgage had $625 million loan closings and originated over $1.20 billion applications. The gain on sale margin was 3.03%.

Cardinal’s shareholders approved the merger with United Bankshares, Inc. (“United”) (NASDAQ: UBSI) during a special shareholder meeting on April 7, 2017, which followed

United’s obtaining regulatory approval of the merger by the Board of Governors of the Federal Reserve System and the Virginia Bureau of Financial Institutions. The companies expect to complete the transaction on April 21, 2017.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements contain information related to matters such as the Company’s intent, belief or expectation with regard to such matters as financial and operational performance, cost savings, credit quality and branch expansion. Such statements are necessarily based on management’s assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond the control of the Company. Such risks and uncertainties could cause actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements.

Risk and uncertainties related to the pending merger with United include, among others, that: the businesses of United and Cardinal may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; the expected growth opportunities or cost savings from the merger may not be fully realized or may take longer to realize than expected; deposit attrition, operating costs, customer losses and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected.

For an explanation of some of the additional risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and other reports filed with and furnished to the Securities and Exchange Commission.  The Company has no obligation and does not undertake to update, revise or correct any of the forward-looking statements after the date of this press release, or after the respective dates on which such statements otherwise are made.

About Cardinal Financial Corporation: Cardinal Financial Corporation, a financial holding company headquartered in Tysons Corner, Virginia with assets of $4.21 billion at December 31, 2016, serves the Washington Metropolitan region through its wholly-owned subsidiary, Cardinal Bank. Cardinal also operates several other subsidiaries: George Mason Mortgage, LLC, a residential mortgage lending company based in Fairfax, Virginia and Cardinal Wealth Services, Inc., a wealth management services company. The Company’s stock is traded on NASDAQ (CFNL). For additional information please visit our Web site at www.cardinalbank.com or call (703) 584-3400.

Contact:

Bernard H. Clineburg

Executive Chairman

or

Christopher Bergstrom

Chief Executive Officer

or

Mark A. Wendel,

EVP, Chief Financial Officer

703-584-3400

Cardinal Financial Corporation and Subsidiaries

Summary Consolidated Statements of Condition

(Dollars in thousands)

(Unaudited)

				% Change
				Current	From
	03/31/17	12/31/16	03/31/16	Quarter	Year Ago

Cash and due from banks	$24,347	$21,104	$19,379	15.4%	25.6%
Federal funds sold	145,246	76,728	41,489	89.3%	250.1%

Investment securities available-for-sale	380,799	388,191	407,980	-1.9%	-6.7%
Investment securities held-to-maturity	3,510	3,543	3,814	-0.9%	-8.0%
Investment securities — trading	8,935	8,383	6,221	6.6%	43.6%
Total investment securities	393,244	400,117	418,015	-1.7%	-5.9%

Other investments	16,429	16,420	19,411	0.1%	-15.4%
Loans held for sale	296,348	297,766	365,489	-0.5%	-18.9%

Loans receivable, net of fees:
Commercial and industrial	346,171	373,637	363,405	-7.4%	-4.7%
Real estate - commercial	1,867,334	1,685,001	1,555,985	10.8%	20.0%
Real estate - construction	472,057	587,089	560,114	-19.6%	-15.7%
Real estate - residential	469,429	468,463	455,952	0.2%	3.0%
Home equity lines	155,287	161,135	161,691	-3.6%	-4.0%
Consumer	5,058	5,834	4,831	-13.3%	4.7%
Total loans, net of fees	3,315,336	3,281,159	3,101,978	1.0%	6.9%
Allowance for loan losses	(32,299)	(31,767)	(32,407)	1.7%	-0.3%
Loans receivable, net	3,283,037	3,249,392	3,069,571	1.0%	7.0%

Premises and equipment, net	22,462	22,736	24,845	-1.2%	-9.6%
Goodwill and intangibles, net	35,855	35,981	36,415	-0.4%	-1.5%
Bank-owned life insurance	33,501	33,388	33,102	0.3%	1.2%
Other assets	48,662	56,882	46,829	-14.5%	3.9%

TOTAL ASSETS	$4,299,131	$4,210,514	$4,074,545	2.1%	5.5%

Non-interest bearing deposits	$761,522	$733,475	$687,493	3.8%	10.8%
Interest checking	451,596	453,863	459,377	-0.5%	-1.7%
Money markets	497,819	466,290	447,565	6.8%	11.2%
Statement savings	342,746	346,463	310,055	-1.1%	10.5%
Certificates of deposit	725,533	738,658	788,756	-1.8%	-8.0%
Brokered certificates of deposit	641,754	543,951	451,781	18.0%	42.0%
Total deposits	3,420,970	3,282,700	3,145,027	4.2%	8.8%

Other borrowed funds	357,894	426,671	437,065	-16.1%	-18.1%
Mortgage funding checks	13,643	13,762	28,765	-0.9%	-52.6%
Escrow liabilities	1,227	1,506	2,777	-18.5%	-55.8%
Other liabilities	43,615	33,698	34,366	29.4%	26.9%

Shareholders’ equity	461,782	452,177	426,545	2.1%	8.3%

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$4,299,131	$4,210,514	$4,074,545	2.1%	5.5%

Cardinal Financial Corporation and Subsidiaries

Summary Consolidated Income Statements

(In thousands, except share data and per share data)

(Unaudited)

	For the Three Months Ended
	March 31,
	2017	2016	% Change

Net interest income	$31,825	$30,706	3.6%
Provision for loan losses	785	250	214.0%
Net interest income after provision for loan losses	31,040	30,456	1.9%

Non-interest income:
Service charges on deposit accounts	591	551	7.3%
Loan fees	334	309	8.1%
Income from bank-owned life insurance	113	124	-8.9%
Net realized gains (losses) on investment securities	67	(84)	179.8%
Other non-interest income	176	145	21.4%
Commercial banking & other segment non-interest income	1,281	1,045	22.6%

Gains from mortgage banking activities	22,408	27,041	-17.1%
Less: mortgage loan origination expenses	(9,925)	(12,902)	-23.1%
Mortgage banking segment non-interest income	12,483	14,139	-11.7%

Wealth management segment non-interest income	93	85	9.4%
Total non-interest income	13,857	15,269	-9.2%

Net interest income and non-interest income	44,897	45,725	-1.8%

Salaries and benefits	15,088	15,497	-2.6%
Occupancy	2,735	2,592	5.5%
Depreciation	689	844	-18.4%
Data processing & communications	1,347	1,346	0.1%
Professional fees	1,487	1,135	31.0%
FDIC insurance assessment	366	516	-29.1%
Mortgage loan repurchases and settlements	—	100	-100.0%
Merger and acquisition expense	112	—	100.0%
Other operating expense	3,924	4,262	-7.9%
Total non-interest expense	25,748	26,292	-2.1%
Income before income taxes	19,149	19,433	-1.5%
Provision for income taxes	6,772	6,366	6.4%
NET INCOME	$12,377	$13,067	-5.3%

Earnings per common share - basic	$0.37	$0.40	-7.1%
Earnings per common share - diluted	$0.36	$0.39	-7.2%
Weighted-average common shares outstanding - basic	33,632,302	32,977,970	2.0%
Weighted-average common shares outstanding - diluted	34,110,602	33,435,858	2.0%